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                                                                       EXHIBIT 5


                               December 12, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Re:  The St. Joe Company Registration Statement for
     Offering of 2,040,121 Shares of Common Stock

Ladies and Gentlemen:

        We refer to the registration on Form S-8 (the "Registration Statement") of 2,040,121 shares of Common Stock authorized for issuance pursuant to The St. Joe Company's 1998 Stock Incentive Plan (the "Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ Robert M. Rhodes

                                       Robert M. Rhodes